SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Charlotte Russe Holding, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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4645 Morena Boulevard

San Diego, CA 92117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Charlotte Russe Holding, Inc., a Delaware corporation. The meeting will be held on April 28, 2009 at 9:00 a.m. local time at the Hyatt Regency La Jolla at Aventine located at 3777 La Jolla Village Drive, San Diego, California 92122, for the following purposes:

1.	To elect the seven nominees for director named in the proxy statement accompanying this notice to hold office until our 2010 Annual Meeting of Stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. WE URGE YOU NOT TO VOTE FOR ANY INDIVIDUALS THAT MAY BE NOMINATED BY ALLAN W. KARP OF KARPREILLY CAPITAL PARTNERS, L.P., AND NOT TO EXECUTE ANY PROXY CARD OTHER THAN THE WHITE PROXY CARD.

2.	To approve the Charlotte Russe Holding, Inc. 2009 Equity Incentive Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

3.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending September 26, 2009. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is February 27, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed WHITE proxy card using the enclosed return envelope, or vote by telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

Allan W. Karp of KarpReilly Capital Partners, L.P., referred to together herein as the KarpReilly Group, has provided notice that, at the annual meeting, he intends to nominate his own slate of three candidates for election as directors. The Board of Directors believes that this action is not in your best interest and urges you not to sign or return any proxy card that the KarpReilly Group may send you.

If you wish to vote your shares in support of the Board of Directors’ nominees please vote only using the enclosed WHITE proxy card. Discard any proxy cards that are sent to you by the KarpReilly Group. The Board of Directors urges you not to sign, return or vote any proxy cards sent to you by the KarpReilly Group even as a vote of protest because a submission of a KarpReilly Group proxy card will revoke your previously voted WHITE proxy card in support of the Board of Directors’ nominees. You can revoke any KarpReilly Group proxy card previously signed by you by completing, dating, signing and returning the WHITE proxy card in the enclosed envelope.

If you have any questions or need assistance in voting your shares, please contact the firm assisting the Board of Directors in the solicitation of proxies:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

proxy@mackenziepartners.com

or

CALL TOLL FREE (800) 322-2885

By Order of the Board of Directors

FREDERICK G. SILNY

Corporate Secretary

San Diego, California

March 19, 2009

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2009

The proxy materials are available at http://www.proxyvote.com. Please have the 12 Digit Control Number(s) available.

PRELIMINARY COPY

CHARLOTTE RUSSE HOLDING, INC.

4645 Morena Boulevard

San Diego, CA 92117

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2009

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

Charlotte Russe Holding, Inc., referred to as Charlotte Russe, has sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at our 2009 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the phone or through the Internet.

We intend to mail these proxy materials on or about March 19, 2009 to all stockholders of record entitled to vote at the annual meeting.

What am I voting on?

There are three proposals scheduled for a vote at the annual meeting:

•

Election of the seven nominees for director named in Proposal 1 to hold office until our 2010 Annual Meeting of Stockholders (The Board of Directors unanimously recommends a vote FOR the election of each of the Board’s nominees pursuant to the instructions on the enclosed WHITE proxy card and urges you not to sign, return or vote any proxy card that you may receive from the KarpReilly Group);

•	Approval of the Charlotte Russe Holding, Inc. 2009 Equity Incentive Plan (The Board of Directors unanimously recommends a vote FOR this proposal); and

•

Ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending September 26, 2009 (The Board of Directors unanimously recommends a vote FOR this proposal).

Who can vote at the annual meeting?

Only stockholders of record at the close of business on February 27, 2009 will be entitled to vote at the annual meeting. At the close of business on the record date, there were 20,999,870 shares of common stock outstanding and entitled to vote.

Am I a stockholder of record?

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record.

What if my Charlotte Russe shares are not registered directly in my name but are held in street name?

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent.

If I am a stockholder of record of Charlotte Russe shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy by completing, signing and returning the enclosed WHITE proxy card using the envelope provided, or over the telephone or the Internet. To vote by proxy on the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on April 27, 2009 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of Charlotte Russe shares, how do I cast my vote?

If you are a beneficial owner of shares held in street name, you should have received these proxy materials from the organization that is the record owner of your shares rather than from us. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Simply follow the instructions provided by your broker, bank or other agent to ensure your vote is counted. For a beneficial owner to vote in person at the annual meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker, bank or other agent or contact your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the presence of a quorum and the vote total for each proposal, and will have the same effect as “Against” votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

For the election of the seven nominees for director named in Proposal 1, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome of the vote.

•

To be approved, the Charlotte Russe Holding, Inc. 2009 Equity Incentive Plan must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on February 27, 2009, the record date for the annual meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 20,999,870 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 10,499,936 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included on the proxy cards in the proxy materials to ensure that all of your shares are voted.

What if I vote by proxy but do not make specific choices?

If you complete the proxy voting procedures, but do not specify how you want to vote your shares, your shares will be voted “For” the election of all seven nominees for director named in Proposal 1, “For” the approval of the Charlotte Russe Holding, Inc. 2009 Equity Incentive Plan and “For” the ratification of the selection of Ernst & Young LLP as our independent auditors. If any other matter is properly presented at the meeting, your proxy will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. You may revoke your proxy in any one of the following ways:

•	you may submit another properly completed proxy card with a later date,

•	you may grant a subsequent proxy by telephone or through the Internet,

•	you may send a written notice that you are revoking your proxy to our Corporate Secretary at 4645 Morena Boulevard, San Diego, California 92117, or

•

you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy, and remember that if you are a beneficial owner of Charlotte Russe shares and wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that is the record owner of your shares (such as your broker, bank or other agent)).

Your most current proxy card or telephone or Internet proxy is the one that is counted.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of fiscal 2009.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the proxy materials you receive, our directors and employees and MacKenzie Partners, Inc., or MacKenzie, may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but MacKenzie will be paid an estimated $75,000 plus out-of-pocket expenses for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 19, 2009 to our Corporate Secretary at 4645 Morena Boulevard, San Diego, California 92117. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than December 29, 2009 and no later than January 28, 2010. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What proxy materials are available on the Internet?

The proxy statement and our annual report on Form 10-K are available at http://www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors consists of seven members. There are seven nominees for director this year, consisting of Michael J. Blitzer, Paul R. Del Rossi, Emilia Fabricant, John D. Goodman, Herbert J. Kleinberger, Leonard H. Mogil and Jennifer C. Salopek. Each of the nominees is currently a director of Charlotte Russe. All of the current directors were elected by our stockholders, with the exception of Mr. Goodman and Ms. Fabricant, who were appointed by our Board of Directors. Mr. Goodman and Ms. Fabricant were both recommended for election to our Board of Directors by our independent directors in connection with their appointments as our Chief Executive Officer and President and Chief Merchandising Officer, respectively, and were appointed by our Board of Directors on November 12, 2008. Each director is to be elected at the annual meeting to serve until our 2010 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or, if sooner, until his or her death, resignation or removal.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the seven nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. We invite all of our directors and nominees for director to attend our annual meeting of stockholders and all of our then current directors attended our 2008 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information for each nominee for director.

Name	Age	Position
Michael J. Blitzer (1)(2)	59	Director
Paul R. Del Rossi (2)(3)	66	Director
Emilia Fabricant	42	Director, President and Chief Merchandising Officer
John D. Goodman	44	Director and Chief Executive Officer
Herbert J. Kleinberger (1)(2)	57	Director
Leonard H. Mogil	62	Director
Jennifer C. Salopek (1)(3)	45	Chairman of the Board

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Michael J. Blitzer has served as a member of our Board of Directors since July 2007. He currently serves as a Principal of Portsmouth Partners, LLC, an advisory firm that provides operational and strategic services to private equity groups that focus on retail, wholesale and consumer industries. He has worked with a variety of companies in both apparel and accessories including Neiman Marcus Group and Liz Claiborne Inc. Mr. Blitzer spent over 30 years at Macy’s and at Phillips Van Heusen Corporation in various executive merchandising positions in Women’s and Menswear, Accessories and Footwear. He served as the Vice Chairman of Phillips Van Heusen Corporation until he retired in 2002. Mr. Blitzer has served on the boards of Kate Spade, LLC and LeSportsac Inc. and currently serves on the board of Modell’s Sporting Goods.

Paul R. Del Rossi has served as a member of our Board of Directors since January 2000. He currently serves as Chairman and CEO for Northfork Partners, LLC, a diversified investment company. Until 2002,

Mr. Del Rossi served as Chairman of General Cinema Theatres and General Cinema International. From 1983 through 1997, he was President and CEO of General Cinema Theatres. Prior to joining General Cinema, Mr. Del Rossi was Senior Vice President of the Venture Capital Group at The Boston Company.

Emilia Fabricant has served as a member of our Board of Directors and as our President and Chief Merchandising Officer since November 2008. From May 2007 to November 2008, she served as President and Chief Merchandising Officer of babystyle®, a maternity, infant and baby retailer, which voluntarily filed for chapter 11 bankruptcy in 2009. In 2002, Ms. Fabricant founded Cadeau Maternity, a company created to offer elegant, fashion-forward maternity clothes, and served as Cadeau Maternity’s Chief Executive Officer until its purchase by babystyle in May 2007. Prior to launching Cadeau Maternity, Ms. Fabricant was General Merchandise Manager of Women’s Apparel and Accessories for Eve.com, and prior to that, she served as Vice President, Divisional Merchandise Manager for Barneys New York Co-Op. Fabricant spent 10 years at Barneys, and was credited for pioneering and launching “Procreation,” Barneys’ private-label maternity line. She earned a bachelor’s degree from Drew University in 1988.

John D. Goodman has served as a member of our Board of Directors and as our Chief Executive Officer since November 2008. Mr. Goodman has more than 20 years of experience in the retail industry. Prior to joining Charlotte Russe, he served as President and Chief Executive Officer of Mervyn’s LLC department stores, a mall-based retailer offering family-focused fashions and home décor, which voluntarily filed for chapter 11 bankruptcy in 2008. Prior to joining Mervyn’s, Mr. Goodman served as President and General Manager of the Dockers brand at Levi Strauss & Co. Prior to that, he was Senior Vice President and Chief Apparel and Home Officer for Kmart Holding Corporation, and earlier in his career he held various executive positions at Gap, Inc. where he was instrumental in the launch of the Banana Republic Factory Stores and Old Navy Outlet stores. Mr. Goodman began his career in the Executive Training Program at Bloomingdale’s. He earned a bachelor’s degree from the University of Maryland in 1986.

Herbert J. Kleinberger has served as a member of our Board of Directors since October 2007. He is currently a Principal in ARC Business Advisors LLC, a New York City based firm that provides strategic advisory services to businesses and investors in the apparel, retail and consumer industries. Mr. Kleinberger was a Partner with PricewaterhouseCoopers and leader of the retail consulting practice at PricewaterhouseCoopers for 10 years until PricewaterhouseCoopers Consulting was purchased by IBM in 2002. For the past five years Mr. Kleinberger has held various positions within IBM’s Global Business Services group including Store Practice Leader and most recently, Global Retail Strategy Leader.

Leonard H. Mogil has served as member of our Board of Directors since August 2001 and served as our interim Chief Executive Officer and Chief Financial Officer from July 2008 to November 2008. Mr. Mogil joined Phillips-Van Heusen Corporation, one of the world’s largest apparel companies, in 1989 and held executive positions until his retirement in August 2001 from the position of Group Executive Vice President of Retail Operations. Prior to joining Phillips-Van Heusen, Mr. Mogil held executive positions at various commercial and retail organizations, including Gertz Department Stores, Block’s Department Stores and Joske’s of Texas. He began his professional career at the accounting firm of Touche Ross & Co. where he became a Certified Public Accountant.

Jennifer C. Salopek has served as a member of our Board of Directors since February 2006 and currently serves as the Chairman of the Board of Directors. She also currently serves as a Principal with ARC Business Advisors LLC. Prior to co-founding this firm in 2005, she was Executive Vice President with Tommy Hilfiger Corporation from 2004 to 2005. Previously, Ms. Salopek served as Partner with PriceWaterhouseCoopers Consulting and its successor, IBM Business Consulting Services, during her tenure from 1999 to 2004, and she served as Vice President of Strategic Planning and subsequently Senior Vice President of Retail for Calvin Klein from 1994 to 1999. She began her career in 1983 at Price Waterhouse, where she became a Certified Public Accountant, and worked for their Management Horizons retail consulting practice from 1989 to 1994.

Information Concerning Possible Competing Nominations

On March 5, 2009, Allan W. Karp sent a notice to us indicating that he intends to nominate his own slate of three nominees to our Board of Directors at the annual meeting. We do not know if the KarpReilly Group will pursue such nominations. If you receive proxy materials from the KarpReilly Group, we urge you not to sign, return or vote the KarpReilly Group proxy card. We are currently reviewing the notice we received from Mr. Karp to determine whether it complies with all applicable requirements.

If you wish to vote your shares in support of the Board of Directors’ nominees please vote only using the enclosed WHITE proxy card. Discard any proxy cards that are sent to you by the KarpReilly Group. The Board of Directors urges you not to sign, return or vote any proxy cards sent to you by the KarpReilly Group even as a vote of protest because a submission of a KarpReilly Group proxy card will revoke your previously voted WHITE proxy card in support of the Board of Directors’ nominees. You can revoke any KarpReilly Group proxy card previously signed by you by completing, dating, signing and returning the WHITE proxy card in the enclosed envelope.

Executive Officers

The names and business experience of our executive officers who are not also directors are set forth below.

Name	Age	Position
Frederick G. Silny	58	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Edward Wong	52	Chief Operating Officer
Sandra Tillett	47	Executive Vice President, Store Operations

Frederick G. Silny has served as our Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary since November 2008. Prior to joining Charlotte Russe, he served as Chief Financial Officer for Guess?, Inc., a retailer specializing in contemporary apparel, accessories and related consumer products. Prior to Guess?, Mr. Silny served as Chief Financial Officer and Corporate Secretary of CarsDirect.com, Inc. from 1999-2001. Before that, he spent 10 years at IHOP Corp., serving as Chief Financial Officer, Vice President Finance and Treasurer. From 1979 to 1989, Mr. Silny held a variety of financial and operational positions with Carnation Company, now a division of Nestle, except for the period from 1982 to 1984, when he headed international treasury for Litton Industries, Inc. He began his career as a Certified Public Accountant with Coopers & Lybrand in 1976. He received a B.S. from McGill University in 1971 and an MBA from University of Chicago Graduate School of Business in 1976.

Edward Wong was promoted to our Chief Operating Officer in August 2008 after having served as our Executive Vice President, Chief Supply Chain Officer since June 2006. Mr. Wong joined us as our Vice President of Information Systems in December 2003 and was subsequently promoted to Senior Vice President of Supply Chain and Systems in June 2004. From 2002 through 2003, Mr. Wong was Executive Vice President of Supply Chain Technologies for Factory2-U, a retailer which operated over 420 stores. Previously, Mr. Wong was employed by ProfitLogic, a provider of markdown optimization systems, from 2001 to 2002 where he was Vice President of Solution Design. He began his retail career in 1979 at the Sears department store chain and served in various positions at Macy’s, Mervyn’s, Gap, Eddie Bauer and Gymboree.

Sandra Tillett was promoted to our Executive Vice President, Store Operations in August 2008 after having joined us as Senior Vice President of Store Operations in May 2008. Ms. Tillett has 23 years experience in the retail industry. Prior to joining Charlotte Russe, Ms. Tillett most recently served as Senior Vice President of Stores for Ann Taylor, a women’s specialty retailer, from 2006 to 2008, and as Regional Vice President for the Southeast region from 2004 to 2006. From 1998 to 2004, she served as Director of Sales and Operations for Naturalizer’s Retail Division. Prior to 1998, Ms. Tillett held various retail management positions with Pottery Barn, the Disney Stores, Talbot’s and May Company.

Independence of the Board of Directors and its Committees

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Charlotte Russe, our senior management and our independent auditors, our Board of Directors has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Blitzer, Del Rossi, Kleinberger and Mogil and Ms. Salopek. In making this determination, our Board of Directors found that none of these directors had a material or other disqualifying relationship with the Company, and noted that, in accordance with NASDAQ listing standards, Mr. Mogil’s previous employment as our Interim Chief Executive Officer and Chief Financial Officer did not adversely affect his independence as his employment with us as an executive officer lasted less than one year. Mr. Goodman, our Chief Executive Officer and Ms. Fabricant, our President and Chief Merchandising Officer, are not independent directors by virtue of their employment with us. As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent within the meaning of the applicable NASDAQ listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following is a description of each current committee and its functions.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.charlotterusse.com. The Audit Committee met 12 times during the fiscal year ended September 27, 2008 and currently consists of Messrs. Blitzer and Kleinberger and Ms. Salopek, with Mr. Kleinberger serving as Chair of the Audit Committee. The functions of the Audit Committee include, among other things:

•	reviewing and pre-approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	evaluating the performance of and assessing the qualifications of our independent auditors;

•	monitoring the rotation of partners of our independent auditors on our audit engagement team;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our internal controls over financial reporting;

•	reviewing and approving transactions between Charlotte Russe and any related persons; and

•

reviewing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Our Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules and

NASDAQ listing standards. In making this determination, our Board of Directors made a qualitative assessment of each member’s level of knowledge and experience based on a number of factors, including his or her formal education and prior work experience.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Charlotte Russe under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist the Board in its general oversight of, among other things: our financial reporting and the integrity of our financial statements and related financial information; our internal control environment, systems and performance; the qualifications and independence of the independent accountants; and the performance of the independent accountants.

In carrying out these responsibilities, the Audit Committee, among other things: oversees the preparation of our annual and quarterly financial statements by management and reviews with management and the independent accountants, prior to issuance, the information to be released and our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; oversees the work of the independent accountants, including appointment, reviewing the scope of audit services, approving all audit and non-audit services and fees to be paid, evaluating performance, and confirming independence; and oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the processes with respect to the certifications by our Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by Charlotte Russe with the SEC, the internal auditing plans and programs and our policies relating to legal and regulatory compliance.

The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. The members of the Audit Committee are currently Messrs. Blitzer and Kleinberger and Ms. Salopek. The Board has determined that all members of the Audit Committee are independent and constitute audit committee financial experts within the meaning of the applicable NASDAQ listing standards.

Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent accountants are responsible for annually performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. In addition, the independent accountants conduct quarterly reviews of our financial statements.

The Audit Committee reviews with the independent accountants the scope of their services, the results of their audits and reviews, their evaluation of our internal controls, and the overall quality of our financial reporting. The independent accountants also periodically update the Audit Committee about new accounting developments and their potential impact on our reporting. The Audit Committee meets regularly with the independent accountants without management present. The Audit Committee also meets regularly with management without the independent accountants present, and discusses management’s evaluation of the independent accountants’ performance. The Audit Committee is not, however, employed by us, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the independent accountants.

With respect to fiscal year 2008, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee has reviewed and discussed with management its process for preparing its report on its assessment of the internal control over financial reporting, and at regular intervals received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. The Audit Committee discussed and reviewed with the independent accountants their audit of internal control over financial reporting and the overall scope, plan and results of the independent accountants’ examination of the financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence. The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence. The Audit Committee also discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 27, 2008 for filing with the SEC. The Audit Committee also approved the selection of the independent accountants and the Board concurred in such authorization.

Audit Committee

Herbert J. Kleinberger, Chairman

Michael J. Blitzer

Jennifer C. Salopek

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.charlotterusse.com. The Compensation Committee met 17 times during the fiscal year ended September 27, 2008 and currently consists of Messrs. Blitzer, Del Rossi and Kleinberger, with Mr. Del Rossi serving as Chair of the Compensation Committee. The functions of the Compensation Committee include, among other things:

•	recommending to our Board of Directors the compensation and other terms of employment of our Chief Executive Officer;

•

reviewing and approving the compensation and other terms of employment of our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to board members;

•

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements; and

•	reviewing with management our Compensation Discussion and Analysis and considering whether to recommend that it be included in our proxy statements and other filings.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and other members of executive management. During each meeting, the Compensation Committee generally meets in executive session, however, various members of executive management and outside consultants may be invited to make presentations or provide information and advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not be present or participate in any deliberations of the Compensation Committee regarding his compensation. The Chief Executive Officer does, however, participate in the discussions of compensation for the other executive officers. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee also has the primary authority to review, at least annually, and recommend to the Board of Directors all compensation for our non-employee directors in connection with their service on our Board of Directors.

Also under its charter, the Compensation Committee may form and delegate authority to subcommittees, as appropriate. The Compensation Committee has delegated authority to the Chief Executive Officer to grant, without any further action required by the Compensation Committee, stock options to our employees who are not designated as executive officers for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, based on guidelines that were reviewed and approved by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. Typically, as part of its oversight function, the Compensation Committee will review on a periodic basis the list of grants made by the Chief Executive Officer. During the fiscal year ended September 27, 2008, the Chief Executive Officer exercised his authority to grant options to purchase an aggregate of 178,650 shares to non-officer employees.

Historically, the Compensation Committee has made significant adjustments to current fiscal year annual compensation, determined equity awards and established new performance objectives at one or more meetings held during the fourth quarter of the previous fiscal year. The Committee determines bonus awards for the previous fiscal year during meetings held during the first quarter of the current year. The Compensation Committee will also consider matters related to the individual compensation of executive officers, including compensation for new executive hires, as well as new trends and plans and approaches to compensation at appropriate meetings throughout the year. Generally, the Compensation Committee’s process comprises three related elements: the consideration and approval of bonuses for past periods; the determination of compensation levels; and the establishment of performance objectives for the current or ensuing year. The Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. As a part of its deliberations, the Compensation Committee may review and consider materials such as our stock performance data, financial reports and projections, operational data, company-wide compensation data and recommendations from our compensation consultants, including analyses of executive compensation paid at peer group companies.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Messrs. Blitzer, Del Rossi and Kleinberger. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Charlotte Russe under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 27, 2008 and Amendment No. 1 to our Annual Report on Form 10-K filed on January 26, 2009.

Compensation Committee

Paul R. Del Rossi, Chairman

Michael J. Blitzer

Herbert J. Kleinberger

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a written charter that is available on our website at http://www.charlotterusse.com. The Nominating and Corporate Governance Committee met five times during the fiscal year ended September 27, 2008 and currently consists of Ms. Salopek and Mr. Del Rossi, with Ms. Salopek serving as Chair of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee include, among other things:

•	developing and maintaining a current list of the functional needs and qualifications of members of our Board of Directors;

•	evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	developing, reviewing and amending a set of corporate governance policies and principles, including a code of ethics;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•

recommending to our Board of Directors the establishment of such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Charlotte Russe, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of the proxy statement for our last annual meeting of stockholders a written recommendation to the Nominating and Corporate Governance Committee at the following address: 4645 Morena Boulevard, San Diego, California 92117. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. To date, the Nominating and Corporate Governance Committee has not received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Additional Ad Hoc Committees

From time to time, our Board of Directors may establish additional ad hoc committees to address specific areas as the need arises. For example, during fiscal 2008, our Board of Directors established the following two additional ad hoc committees:

•

Business Strategy Committee to assist with oversight of our business strategy, make recommendations to the full Board regarding our business strategy and serve as a focal point for communication between management and the Board regarding our business strategy; and

•	Search Committee to identify executive officer candidates.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met 26 times during the fiscal year ended September 27, 2008. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a process by which our stockholders may communicate with the Board or individual directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Chairman of the Board at our corporate offices at 4645 Morena Boulevard, San Diego, California 92117. Each communication should set forth the name and address of the Charlotte Russe stockholder on whose behalf the communication is sent, and the number of shares of our common stock that are owned beneficially by such stockholder as of the date of the communication. We reserve the right to modify this communication process at any time, and any such modification will be made available on our website at http://www.charlotterusse.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees and a Code of Ethics for Financial Employees that applies to our Chief Executive Officer and employees serving in a finance, accounting or investor relations capacity. The Code of Business Conduct and Ethics and the Code of Ethics for Financial Employees are available on our website at http://www.charlotterusse.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

STOCK OWNERSHIP GUIDELINES

In February 2008, our Board of Directors adopted Stock Ownership Guidelines that require our directors and executive officers to accumulate a substantive interest in our common stock during a five-year period beginning from the later of February 2008 or the individual’s appointment as a director or executive officer, and to maintain that interest thereafter. The Stock Ownership Guidelines are determined as a multiple of each Board member’s annual retainer or each executive officer’s annual base salary, as applicable, referred to as the Base Amount, and then converted to a fixed number of shares of our common stock based on the closing price of our common stock on the date the individual became subject to the Stock Ownership Guidelines. Our Board members and Chief Executive Officer are required to hold common stock with a value equal to three times his or her Base Amount, and our other executive officers are required to hold common stock with a value equal to two times his or her Base Amount. Each participant’s Base Amount is re-calculated on the first business day of each of our fiscal years and whenever a participant’s Base Amount changes. If a participant’s Base Amount changes within one year prior to the end of the initial five-year period or thereafter, he or she has one year from the date of such change to achieve the increased Stock Ownership Guidelines.

Shares that count toward satisfaction of the Stock Ownership Guidelines include:

•	shares owned outright by the participant or his or her immediate family members residing in the same household, whether held individually or jointly;

•	shares held in trust for the benefit of the participant or his or her immediate family members;

•	restricted stock granted under our equity incentive plans;

•	shares acquired upon stock option exercise; and

•	shares purchased in the open market.

In the event the Stock Ownership Guidelines place a severe hardship on a participant, our Board of Directors will make the final decision as to developing an alternative stock ownership guideline for such participant that reflects the intention of the Stock Ownership Guidelines and his or her personal circumstances.

PROPOSAL 2

APPROVAL OF THE CHARLOTTE RUSSE HOLDING, INC. 2009 EQUITY INCENTIVE PLAN

Our Charlotte Russe Holding. Inc. 2009 Equity Incentive Plan, or the 2009 Plan, was adopted by the Board on December 15, 2008 and amended on February 19, 2009, subject to stockholder approval. The 2009 Plan is the successor to and continuation of our Charlotte Russe Holding, Inc. 1999 Equity Incentive Plan, or the 1999 Plan. The 1999 Plan was originally adopted by the Board and approved by the stockholders in July 1999. All outstanding stock awards granted under the 1999 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 1999 Plan, provided, however, that any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to the exercise or settlement, shall become available for issuance pursuant to awards granted under the 2009 Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the 1999 Plan as of the effective date of the 2009 Plan shall become available for issuance pursuant to stock awards granted under the 2009 Plan.

This Proposal 2 seeks an increase in the number of shares that may be issued under the 2009 Plan beyond those reserved for issuance under the 1999 Plan by 2,575,000 shares. At September 29, 2008, stock awards (net of cancelled or expired awards) covering an aggregate of 1,111,668 shares were outstanding under the 1999 Plan and 895,408 shares remained available for future grant under the 1999 Plan.

The approval of the 2009 Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by the Board. The 2009 Plan will also provide us with continued flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and performance cash awards. Accordingly, the 2009 Plan will allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success or the success of our affiliates.

In this Proposal 2, stockholders are requested to approve the 2009 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the 2009 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Description of the 2009 Plan

The material features of the 2009 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2009 Plan. Stockholders are urged to read the actual text of the 2009 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Background and Purpose

The terms of the 2009 Plan provide for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards and performance awards that may be settled in cash, stock or other property.

The purpose of the 2009 Plan is to provide a means by which employees, directors and consultants may be given an opportunity to purchase our common stock to assist us in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal 2 is approved, the total number of shares of our common stock reserved for issuance under the 2009 Plan will consist of:

•	the number of shares remaining available for future grant under the 1999 Plan as of April 28, 2009; plus

•

the number of shares subject to stock awards outstanding under the 1999 Plan as of April 28, 2009 that subsequently terminate prior to exercise and would otherwise be returned to the share reserve under the 1999 Plan; plus

•	2,575,000 shares.

We call this aggregate number the “Share Reserve.” The number of shares available for issuance under the 2000 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant and (ii) 1.35 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards or other stock awards granted under the 2009 Plan.

As of September 29, 2008, there were 895,408 shares of common stock (plus any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) available for future grant under the 1999 Plan. In addition, as of such date, options covering an aggregate of 1,054,251 shares were outstanding and awards other than options and stock appreciation rights covering an aggregate of 57,417 shares were outstanding. The weighted average exercise price of all options outstanding as of September 29, 2008 was approximately $17.74 and the weighted average remaining term of such options was approximately 6.30 years. A total of 20,999,870 shares of our common stock were outstanding as of February 27, 2009. As of September 29, 2008, no other shares were subject to issuance upon the conversion of convertible securities.

If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the common stock that may be issued pursuant to the 2009 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the 2009 Plan. Any shares reacquired by us pursuant to our withholding obligations or as consideration for the exercise of an option shall not again become available for issuance under the 2009 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2009 Plan.

To the extent there is a share of common stock issued pursuant to a stock award that counted as 1.35 shares against the number of shares available for issuance under the 2009 Plan and such share of common stock again becomes available for issuance under the 2009 Plan, then the number of shares of common stock available for issuance under the 2009 Plan shall increase by 1.35 shares.

Eligibility

Incentive stock options may be granted under the 2009 Plan only to our employees and employees of our affiliates. Our employees, consultants and directors and employees and consultants of our affiliates are eligible to receive all other types of awards under the 2009 Plan. All of our approximately 10,600 employees, directors and consultants are eligible to participate in the 2009 Plan.

Administration

The 2009 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2009 Plan to a committee. Our Board of Directors has delegated administration of the 2009 Plan to our Compensation Committee. Subject to the terms of the 2009 Plan, our Compensation Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of options granted under the 2009 Plan.

Repricing

The 2009 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Compensation Committee shall not have the authority to reduce the exercise price of any outstanding stock awards under the 2009 Plan or cancel any outstanding stock awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the plan.

Vesting

Shares subject to awards under the 2009 Plan shall generally vest in accordance with the stock award agreement for such stock award. Except for initial and annual awards granted to non-employee directors or awards that vest based on performance goals (which will vest over a performance period not less than one year), restricted stock awards, restricted stock unit awards or other stock awards shall not vest at a rate which is any more rapid than ratably over a three-year period. The vesting of restricted stock awards, restricted stock unit awards or other stock awards may only accelerate upon certain events, including a participant’s death or disability, upon a corporate transaction in which the stock award is not assumed or continued, upon a change in control or upon the participant’s retirement. Stock awards granted after the effective date of the 2009 Plan that do not meet these vesting guidelines shall be limited to 10% of the total number of shares reserved for issuance under the 2009 Plan.

Stock Options

Stock options will be granted pursuant to stock option agreements. The 2009 Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2009 Plan will vest at the rate specified in the option agreement.

In general, the term of stock options granted under the 2009 Plan may not exceed 10 years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all options shall terminate upon the date on which the event giving rise to the termination occurred, and the optionholder shall be prohibited from exercising any option from the time of such termination. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than for cause or upon disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2009 Plan will be determined by our Compensation Committee and may include cash, check, bank draft or money order made payable to us, common stock previously owned by the optionholder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by our Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs shall be twice the number of shares of common stock in the Share Reserve. In addition, no employee may be granted options or stock appreciation rights (or other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date the stock award is granted) under the 2009 Plan covering more than 500,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s past or future services performed for us or an affiliate of ours or any other form of legal consideration acceptable to the Compensation Committee. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Compensation Committee. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee or in any other form of consideration determined by our Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Compensation Committee or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant.

Our Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two or any other form of legal consideration approved by our Compensation Committee and contained in the stock appreciation right agreement. Stock appreciation rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2009 Plan.

Performance Awards

The 2009 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained shall be determined by our Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed 500,000 shares of our common stock in the case of performance stock awards, or $2,500,000 in the case of performance cash awards.

Performance goals under the 2009 Plan shall be determined by our Compensation Committee, based on any one or more of the following performance criteria: (i) total stockholder return goals; (ii) sales targets; (iii) revenue targets; (iv) return on assets; (v) expense and cost reduction goals or improvement in or attainment of expense levels; (vi) earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether on an aggregate or per share basis; (vii) return on equity, investment, capital employed or assets; (viii) inventory levels or turns; (ix) one or more operating ratios, including operating margin, operating income, net operating income and net operating income after tax; (x) market share; (xi) cash flow or operating cash flow; (xii) increase in the trading price of our stock above the trading price at the time the criteria is established; (xiii) borrowing levels, debt reductions, leverage ratios or credit rating; (xiv) pre-tax profit; (xv) improvement in or attainment of working capital levels; (xvi) economic value added (or an equivalent metric); (xvii) implementation or completion of projects or processes; (xviii) customer satisfaction; (xix) stockholders’ equity; or (xx) any combination of the foregoing.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2009 Plan. Our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the 2009 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain corporate transactions, unless otherwise provided in the instrument evidencing the stock award or any other written agreement between us or any affiliate of ours and the holder of the stock award or unless otherwise expressly provided by the Compensation Committee at the time of grant, the Compensation Committee may take the following actions: (i) arrange for the surviving entity to assume, continue or substitute an award; (ii) arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving entity; (iii) accelerate the vesting of any stock award to a date prior to the corporate transaction and such award shall terminate if not exercised at or prior to such corporate transaction; (iv) arrange for the lapse of any reacquisition or repurchase rights held by us; (v) cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the corporate transaction, in exchange for cash consideration; or (vi) make a payment equal to the excess of the value of property a participant would have received upon the exercise of the stock award over any exercise price payable by such holder in connection with such exercise.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement or in any other written agreement between us or any affiliate of ours and the participant, but in the absence of such provision, no acceleration shall occur.

Plan Amendments

Our Compensation Committee will have the authority to amend or terminate the 2009 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2009 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by the Board, the 2009 Plan shall automatically terminate on the day before the 10th anniversary of the date the 2009 Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, or the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2009 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2009 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2009 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are our “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2009 Plan is intended to enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the 2009 Plan. The table below sets forth information about awards granted under our 1999 Plan to our named executive officers, all current executive officers as a group, all non-employee directors as a group and all non-executive employees and consultants as a group in fiscal 2008. On February 27, 2009, the closing price of our common stock on NASDAQ was $5.26 per share.

Awards Granted in Fiscal 2008 under the 1999 Plan

Name	Number of Securities Underlying Awards Granted	Weighted Average Exercise Price Per Share for Options ($)
Leonard H. Mogil	133,500	13.85
Edward Wong	17,000	15.40
Sandra Tillett	10,000	17.80
Mark A. Hoffman	59,000	15.40
Patricia K. Johnson	19,500	15.40
Patricia A. Shields	19,500	15.40
Bernard Zeichner	9,500	19.00
Current Executive Officer Group (5 persons)	27,000	16.29
Non-Employee Director Group (4 persons)	48,000	18.06
Non-Executive Employee and Consultant Group (86 persons)	178,650	15.51

Required Vote and Board of Directors Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE CHARLOTTE RUSSE HOLDING, INC. 2009 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending September 26, 2009. Ernst & Young LLP has audited our financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Charlotte Russe and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 26, 2009.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended September 27, 2008 and September 29, 2007. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
	September 27, 2008	September 29, 2007
Audit Fees (1)	$763,421	$708,040
Audit-related Fees	75,086	—
Tax Fees (2)	14,000	15,229
All Other Fees	—	—

Total Fees	$852,507	$723,269

(1)	Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.
(2)	Represents fees for preparation of the Puerto Rico tax return.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee or its delegate pre-approved all of the audit and non-audit services provided by our independent auditors in fiscal 2007 and 2008.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 20, 2009 by: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D, 13G or, to the extent more recent, 13F, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 20,999,870 shares outstanding on February 20, 2009, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options, restricted stock units or warrants that are either immediately exercisable or exercisable on April 21, 2009, which is 60 days after February 20, 2009. These shares are deemed to be outstanding and beneficially owned by the person holding those options, restricted stock units or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
KarpReilly Capital Partners, L.P. and affiliates (2)	1,859,120	8.9%
Barclays Global Investors, NA. (3)	1,675,532	8.0%
Wells Fargo & Company (4)	1,472,761	7.0%
Paradigm Capital Management, Inc. (5)	1,276,700	6.1%
Renaissance Technologies LLC (6)	1,217,230	5.8%
FMR LLC (7)	1,099,094	5.2%
Mark A. Hoffman (8)	173,667	*
Edward Wong (9)	93,061	*
Leonard H. Mogil (10)	90,200	*
Paul R. Del Rossi (11)	23,800	*
Jennifer C. Salopek (12)	22,100	*
Sandra Tillett (13)	20,000	*
Michael J. Blitzer (14)	13,875	*
Herbert J. Kleinberger (15)	13,042	*
Patricia K. Johnson (16)	5,000	*
Patricia A. Shields (17)	1,000	*
John D. Goodman (18)	—	*
Emilia Fabricant (19)	—	*
Bernard Zeichner (20)	—	*
All directors and executive officers as a group (11 persons) (21)	455,745	2.1%

*	Less than one percent.
(1)	Except as otherwise noted above, the address for each person or entity listed in the table is c/o Charlotte Russe Holding, Inc., 4645 Morena Boulevard, San Diego, California 92117.
(2)	The address for KarpReilly Capital Partners, L.P. is 104 Field Point Road, Greenwich, CT 06830. Includes 1,603,120 shares owned by KarpReilly Capital Partners, L.P. and KarpReilly GPI, LLC, 201,247 shares owned by Allan W. Karp, 3,641 shares owned by Christopher K. Reilly, 1,085 shares owned by William P. Logan and 50,000 shares owned by Gabriel Bitton.
(3)	The address for Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, CA 94105.
(4)	The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.

(5)	The address for Paradigm Capital Management, Inc. is 9 Elk Street, Albany, NY 12207.
(6)	The address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.
(7)	The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.
(8)	Mr. Hoffman retired in July 2008. Includes 137,667 shares of common stock subject to options exercisable within 60 days of February 20, 2009.
(9)	Includes 41,000 shares of common stock subject to options exercisable within 60 days of February 20, 2009 and 46,834 shares of unvested restricted common stock.
(10)	Includes 67,950 shares of common stock subject to options exercisable within 60 days of February 20, 2009.
(11)	Includes 19,300 shares of common stock subject to options exercisable within 60 days of February 20, 2009.
(12)	Includes 19,100 shares of common stock subject to options exercisable within 60 days of February 20, 2009.
(13)	Ms. Tillett joined us in May 2008. Includes 20,000 shares of unvested restricted common stock.
(14)	Includes 10,875 shares of common stock subject to options exercisable within 60 days of February 20, 2009.
(15)	Includes 10,042 shares of common stock subject to options exercisable within 60 days of February 20, 2009.
(16)	Ms. Johnson resigned in August 2008.
(17)	Ms. Shields resigned in August 2008.
(18)	Mr. Goodman joined us in November 2008.
(19)	Ms. Fabricant joined us in November 2008.
(20)	Mr. Zeichner retired in June 2008.
(21)	Includes 305,934 shares of common stock subject to options exercisable within 60 days of February 20, 2009 and 66,834 shares of unvested restricted common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 27, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with as required by the SEC regulations.

DIRECTOR COMPENSATION

In February 2008, we amended our non-employee director compensation policy to provide each of our non-employee directors cash compensation in the form of an annual retainer of $30,000. In addition, the Chairman of the Audit Committee receives an additional annual retainer of $12,000, and the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $6,000. Each non-employee director also receives $1,500 for each in-person Board of Directors meeting attended and $750 for each telephonic Board of Directors meeting attended. In addition, each member of the Audit Committee receives $2,000 for each in-person or telephonic Audit Committee meeting attended, and each member of the Compensation Committee and the Nominating and Corporate Governance Committee receives $1,500 for each in-person or telephonic committee meeting attended. In June 2008, we further amended our non-employee director compensation policy to provide that the Chairman of our Board of Directors receives an annual retainer of $150,000, the Chairman of the Business Strategy Committee receives an additional annual retainer of $6,000 and each non-employee director receives $1,500 for each in-person or telephonic Business Strategy Committee meeting attended. Finally, in September 2008, we further amended our non-employee director compensation policy to provide that each non-employee director receives $1,500 for each in-person or telephonic Search Committee meeting attended. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board and for educational expenses that are related to duties as our directors. Any non-employee director may waive his or her director fees. All fees are paid quarterly and expenses are reimbursed as incurred.

Each of our non-employee directors also receives stock option grants and restricted stock under the 1999 Plan, or any successor plan thereto. In the event the stockholders approve the 2009 Plan, equity awards to our non-employee directors will be granted pursuant to the 2009 Plan in the future. Any non-employee director may waive his or her director equity awards. Stock options granted to our non-employee directors under the 1999 Plan are intended by us not to qualify as ISOs under the Code. Each person who becomes a non-employee director receives, upon his or her election or appointment, an initial stock option grant to purchase a number of shares of our common stock equal to $27,500 divided by the Black-Scholes value of a stock option covering a single share of our common stock (based upon the NASDAQ closing price of our common stock on the date of grant), rounded to the nearest 500 shares, and restricted stock covering a number of shares of our common stock equal to $27,500 divided by the NASDAQ closing price of our common stock on the date of grant, rounded to the nearest 500 shares. These grants are collectively referred to as initial grants. In addition, each non-employee director receives, upon the date of each of our annual meetings of stockholders, an annual stock option grant to purchase a number of shares of our common stock equal to $55,000 divided by the Black-Scholes value of a stock option covering a single share of our common stock (based upon the NASDAQ closing price of our common stock on the date of grant), rounded to the nearest 500 shares, and restricted stock covering a number of shares of our common stock equal to $55,000 divided by the NASDAQ closing price of our common stock on the date of grant, rounded to the nearest 500 shares. These grants are collectively referred to as annual grants. If a person who is first elected as a non-employee director after January 1, 2008 has not been serving as a non-employee director for the entire period since the preceding annual meeting of stockholders, then the number of shares subject to each such annual grant shall be reduced to the number obtained by multiplying the number that would otherwise be subject to each such annual grant by a fraction, the numerator of which is the number of full one-month periods between the date of such person’s initial appointment or election to our Board of Directors and the date of such annual meeting of stockholders and the denominator of which is 12.

The exercise price of the stock options granted to our non-employee directors is equal to 100% of the fair market value of our common stock on the date of grant. Initial grants vest in equal yearly installments over a three-year period following the date of grant. Annual grants fully vest one year from the date of grant. In the event of a change in our control, all initial and annual grants become vested in full and fully exercisable, as applicable. The term of stock options included in the initial and annual grants may not exceed ten years.

There is no other form of compensation provided to the Board of Directors.

If a non-employee director’s service relationship with us, or any affiliate of ours, ceases for any reason other than cause, the non-employee director, or his or her beneficiary in the event of death, may exercise any vested options up to 12 months after the date of cessation of service.

The following table sets forth, in summary form, information concerning the compensation that we paid or awarded during the fiscal year ended September 27, 2008 to each of our non-employee directors:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)(4)	Option Awards ($) (5)(6)(7)	Total ($)
Michael J. Blitzer	85,500	57,000	64,992	207,492
Paul R. Del Rossi	90,000	57,000	22,199	166,199
Herbert J. Kleinberger	124,800	57,000	48,227	225,027
Jennifer C. Salopek	214,500	57,000	35,972	307,472

(1)	Prior to his appointment as our Interim Chief Executive Officer and Chief Financial Officer in July 2008, Mr. Mogil received compensation during the fiscal year ended September 27, 2008 in his capacity as a non-employee director, which is included in the Summary Compensation Table.

(2)	The amounts shown are the compensation costs recognized by us in fiscal 2008 related to grants of restricted stock made during fiscal 2008, as prescribed under Financial Accounting Standard Board Statement No. 123R, or SFAS No. 123R. The amounts were calculated based upon the NASDAQ closing price of our common stock of $19.00 on the date of the grant.
(3)	The following table sets forth the full grant date fair value of each stock award granted in fiscal 2008 that is reported in this column, as calculated under SFAS No. 123R. The amounts were calculated based upon the NASDAQ closing price of our common stock of $19.00 on the date of the grant.

Name	Date of Stock Awards	Number of Shares of Stock Underlying Stock Awards (#)	Grant Date Fair Value of Stock Awards ($)
Michael J. Blitzer	2/13/08	3,000	57,000
Paul R. Del Rossi	2/13/08	3,000	57,000
Herbert J. Kleinberger	2/13/08	3,000	57,000
Jennifer C. Salopek	2/13/08	3,000	57,000

(4)	The aggregate number of shares subject to stock awards as of September 27, 2008 was 3,000 for each of Mr. Blitzer, Mr. Del Rossi, Mr. Kleinberger and Ms. Salopek.
(5)	The amounts shown are the compensation costs recognized by us in fiscal 2008 related to grants of stock options made during fiscal 2008 and in prior years that continued to vest during fiscal 2008, as prescribed under SFAS No. 123R. For a discussion of valuation assumptions, see Note 3, “Stock-Based Compensation,” to our Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended September 27, 2008, as amended on January 26, 2009, or the Form 10-K.
(6)	The following table sets forth the full grant date fair value of each option award granted in fiscal 2008 that is reported in this column, as calculated under SFAS No. 123R. For a discussion of valuation assumptions, see Note 3, “Stock-Based Compensation,” to our Notes to Financial Statements included in the Form 10-K.

Name	Date of Option Awards	Number of Shares of Stock Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Option Awards ($)
Michael J. Blitzer	2/13/08	6,500	19.00	35,792
Paul R. Del Rossi	2/13/08	6,500	19.00	35,792
Herbert J. Kleinberger	10/24/07	10,000	14.48	51,508
	2/13/08	6,500	19.00	35,792
Jennifer C. Salopek	2/13/08	6,500	19.00	35,792

(7)	The aggregate number of shares subject to option awards as of September 27, 2008 was 19,500, 19,300, 16,500 and 21,600 for Mr. Blitzer, Mr. Del Rossi, Mr. Kleinberger and Ms. Salopek, respectively.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Governance

Our compensation program is overseen by the Compensation Committee. The primary purpose of the Compensation Committee is to act on behalf of our Board of Directors in overseeing our compensation policies, plans and programs and determining the compensation to be paid to our executive officers. The Compensation Committee charter describes in greater detail the full responsibilities of the Compensation Committee and is available on our website at http://www.charlotterusse.com. The members of the Compensation Committee are currently Messrs. Blitzer, Del Rossi and Kleinberger, with Mr. Del Rossi serving as Chairman of the Compensation Committee. The Board has determined that all members of the Compensation Committee are independent within the meaning of applicable NASDAQ listing standards.

Overall Compensation Philosophy

We are engaged in the highly competitive retail industry. To compete and succeed in our business, we believe it is critical that we are able to attract, motivate and retain highly qualified executives. The primary goal of our compensation program has been to align the interests of our executive officers with the interests of our stockholders. Our compensation program is designed to tie total compensation to performance that enhances stockholder value and provides both rewards for outstanding company performance and clear financial implications for underperformance. We have strived to apply a consistent philosophy for all executive officers. The Compensation Committee is guided by the following general principles:

•

align the goals of our executive officers with the goals of our stockholders by creating and enhancing stockholder value through the accomplishment of corporate performance goals and by providing executive officers with long-term incentives through equity ownership;

•	provide total compensation that enables us to compete with similarly-sized companies in the retail apparel industry in order to attract and retain high-caliber candidates on a long-term basis; and

•	align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

In fiscal 2007, the Compensation Committee and the Board of Directors conducted an extensive review and analysis of our senior management compensation program. We engaged ECG Advisors, or ECG, a national executive compensation and governance consulting firm, to assist in the review of our compensation practices. ECG’s input encompassed all elements of compensation and served as a factor in the Compensation Committee’s decision to recommend the program to our Board of Directors. ECG has provided no other services to Charlotte Russe and has no other relationship or engagements with Charlotte Russe or any member of our Board of Directors.

As a result of this review, in December 2007 our Board of Directors adopted the Charlotte Russe Holding, Inc. Executive Officer Compensation Program, or the Program, effective for fiscal 2008 and thereafter, and the Charlotte Russe Holding, Inc. Executive Performance-Based Incentive Plan, or the Performance Plan, under which the Program is carried out. The purpose of the Program is to implement the compensation philosophy as outlined below. The Program is focused on “pay for performance” and accountability. It provides specific targets for annual base salaries for our executive officers and provides specific incentive payments for different levels of performance. The Program specifically was designed around the following criteria:

•	attract, motivate and retain a talented executive team to continually maximize stockholder value;

•	align interests of executives with those of stockholders;

•	target salaries at the median of the pay market; and

•	provide above-market incentive payments for above-market performance.

The Compensation Committee identifies a peer group for each fiscal year in order to measure our compensation practices against market. The relative position of Charlotte Russe in terms of annual revenues to the peer group is an important factor in setting the salary levels and incentive pay programs for our executive officers. Each fiscal year, the Compensation Committee examines each element of executive compensation to determine if the criteria set for each element and the mix of the elements are consistent with competitive norms for a company of our size and complexity in our industry. For fiscal 2008 and 2009, the Compensation Committee identified an 11-company peer group consisting of Aeropostale, bebe, Buckle, Guess?, Hot Topic, J. Crew, Pacific Sunwear, Skechers, Tween Brands, Urban Outfitters and Wet Seal. The Compensation Committee also reviews our Chief Executive Officer’s compensation relative to the compensation of our President and Chief Marketing Officer, Chief Operating Officer and executive vice presidents to determine if we are consistent with competitive norms.

In November 2008 in connection with the hiring of Mr. Goodman, Ms. Fabricant and Mr. Silny, we engaged Watson Wyatt Worldwide, or Watson Wyatt, a global consulting firm that specializes in the four areas of employee benefits, human capital strategies, technology solutions and insurance and financial services, and Frederic W. Cook & Co., Inc., or Frederic W. Cook, a national compensation consulting firm, to assist us in establishing compensation packages consistent with the Program, our peer group and our overall compensation philosophy. Watson Wyatt and Frederic W. Cook have provided no other services to Charlotte Russe and have no other relationship or engagements with Charlotte Russe or any member of our Board of Directors.

The Program was amended in August 2008 in connection with the promotions of Mr. Wong and Ms. Tillett, and again in November 2008 in connection with the hiring of Mr. Goodman, Ms. Fabricant and Mr. Silny. The discussion below outlines our current compensation practices pursuant to the Program, as amended.

Elements of Executive Compensation

Pursuant to the Program, our compensation structure for executive officers consists of a combination of cash compensation (base salary and annual incentive bonus) and equity compensation (stock options and restricted stock grants). Executive officers are also entitled to participate in benefit plans generally available to all full-time employees.

Cash Compensation—Base Salary. Base salary is intended to help attract and retain employees by providing a portion of compensation that is not “at risk.” As a general matter, we establish an initial base salary for each executive officer through negotiation at the time the executive officer is hired, taking into account the executive officer’s qualifications and experience. Our philosophy under the Program is to target salaries at the median of the pay market. We utilize independent compensation survey data for comparable companies in the retail apparel industry, as discussed above.

The base salaries of executives have historically been reviewed annually at various times of the year. All executive officers’ base salaries are approved by the Board of Directors or the Compensation Committee on an annual basis at or near the beginning of each fiscal year and are effective as of the first day of the applicable fiscal year. As warranted, salaries are adjusted to reflect prevailing salary practices as determined through analysis of independent compensation survey data for comparable companies in the retail apparel industry as discussed above, as well as an individual’s performance against objectives and his or her anticipated contribution to the overall future success of the company. Upon hire of new executives or promotion of existing executives, salaries are set or adjusted using the same methodologies described above.

In September 2007, the fiscal 2008 salaries of certain executives were increased. The base salaries for Mark A. Hoffman, our former President and Chief Executive Officer, Patricia K. Johnson, our former Executive Vice President, Chief Financial Officer and Treasurer, Patricia A. Shields, our former Executive Vice President, General Merchandise Manager, and Mr. Wong were increased from $700,000, $400,000, $400,000 and $350,000 to $735,000, $405,000, $405,000 and $355,000, respectively. The salary increases were based upon a number of criteria, including our performance in fiscal 2007 and the guidelines in the Program. In July 2008, Mr. Hoffman retired as our President and Chief Executive Officer and director. In connection with Mr. Hoffman’s retirement, Mr. Mogil was appointed as our Interim Chief Executive Officer and Mr. Mogil’s base salary was set at $780,000. In August 2008, we increased Mr. Wong’s base salary to $500,000 in connection with his promotion to our Chief Operating Officer, and we increased Ms. Tillett’s base salary to $350,000 in connection with her promotion to our Executive Vice President, Store Operations. Also in August 2008, Ms. Johnson and Ms. Shields resigned as our Executive Vice President, Chief Financial Officer and Treasurer and Executive Vice President, General Merchandise Manager, respectively. In connection with Ms. Johnson’s resignation, Mr. Mogil was appointed as our Interim Chief Financial Officer, in addition to his position as Interim Chief Executive Officer. Fiscal 2008 base salary information for our named executive officers is detailed in the Summary Compensation Table.

In November 2008, in connection with the hiring of Mr. Goodman as our Chief Executive Officer, Ms. Fabricant as our President and Chief Merchandising Officer and Mr. Silny as our Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, we approved fiscal 2009 base salaries for Mr. Goodman, Ms. Fabricant and Mr. Silny of $900,000, $600,000 and $400,000, respectively. Fiscal 2009 base salaries for Mr. Wong and Ms. Tillett were not increased in November 2008 due to the increases in base salary each received in connection with their respective promotions in August 2008. Concurrent with Mr. Goodman’s appointment as our Chief Executive Officer and Mr. Silny’s appointment as our Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, Mr. Mogil ceased serving as our Interim Chief Executive Officer and Chief Financial Officer, respectively.

Cash Compensation—Annual Incentive Bonus. We design our annual incentive bonuses to make a significant portion of our executive officer’s compensation “at risk,” to align the goals of our executive officers with the goals of our stockholders and to attract high-caliber executives. We may award annual incentive bonuses equal to a percentage of base salary to motivate and reward executive officers based upon our achievement of corporate performance goals. Corporate performance goals are established annually by the Compensation Committee and reflect high priority corporate objectives. Our Chief Executive Officer recommends to the Compensation Committee which executive officers will be eligible for an annual incentive bonus. We believe using corporate performance goals to determine annual incentive bonuses establishes a direct link between executive officer compensation and our corporate performance.

Pursuant to the Program, annual incentive bonuses for each fiscal year are approved by the Board or the Compensation Committee on an annual basis following the completion of such fiscal year and are calculated as a percentage of each executive officer’s base salary for such fiscal year.

For each fiscal year, 70% of the annual incentive bonus is a financial component based upon our achievement of operating income goals approved by the Board or the Compensation Committee, in their sole discretion, at the beginning of such fiscal year that correspond to minimum, midpoint and maximum percentages of each executive officer’s base salary established by the Board or Compensation Committee, in their sole discretion. The financial component is determined by multiplying 70% of the executive officer’s base salary by the applicable percentage of base salary that corresponds to the operating income goal achieved. Notwithstanding the foregoing, no financial component is paid if the operating income goal for the minimum percentage of base salary is not achieved.

For each fiscal year, 30% of the annual incentive bonus is based upon the achievement of non-financial corporate and individual performance goals for the subject fiscal year approved by the Board or the Compensation Committee, in their sole discretion, at the beginning of such fiscal year. The Board or the Compensation Committee also approves a floor operating income goal for such fiscal year that must be achieved as a condition to any non-financial bonus component being paid.

The non-financial bonus component is determined by multiplying 30% of the executive officer’s base salary by (i) the applicable percentage of base salary that corresponds to the operating income goal achieved (provided that the minimum percentage of base salary is used in the event the operating income goal achieved is equal to or greater than the floor operating income goal and equal to or less than the minimum percentage of base salary operating income goal) and (ii) the percentage of the non-financial corporate and individual performance goals actually achieved, as determined by the Board or the Compensation Committee, in their sole discretion. No non-financial bonus component is paid if the floor operating income goal is not achieved.

Mr. Wong and Ms. Tillett were the only executive officers participating in the annual incentive component of the Program as of the end of fiscal 2008, and their minimum, midpoint and maximum percentages of base salary under the Program for fiscal 2008 are set forth below. Although Mr. Mogil was one of our named executive officers for fiscal 2008, due to the interim nature of his employment, his compensation as an interim executive officer was governed by a separate employment agreement and he was not a participant in the Program. His compensation is detailed in the Summary Compensation Table.

	Percentage of Base Salary
Name	Minimum	Midpoint	Maximum
Edward Wong	25%	50%	80%
Sandra Tillett	20%	30%	45%

In August 2008, the Board approved, as a retention mechanism, the guaranteed payment of fiscal 2008 annual incentive bonuses to Mr. Wong and Ms. Tillett at the minimum percentage of base salary set forth above. Also in August 2008 in connection with his promotion to our Chief Operating Officer and in addition to any annual incentive bonuses paid to Mr. Wong pursuant to the Program, the Board approved an immediate cash bonus to Mr. Wong of $40,000, and additional cash bonuses of $75,000 to be paid to Mr. Wong on November 30, 2008 and July 31, 2009, subject to Mr. Wong being employed by us on such dates. Following fiscal 2008, the Board reviewed the achievement of the operating income goals for fiscal 2008 discussed above and determined that the operating income goal for the minimum percentage of base salary had not been achieved. However, due to the retention mechanism discussed above, Mr. Wong and Ms. Tillett received guaranteed annual incentive bonuses of $88,750 and $60,000, respectively. Fiscal 2008 bonus information for our named executive officers is also detailed in the Summary Compensation Table.

In August and November 2008, in connection with the promotions of Mr. Wong and Ms. Tillett and the hire of Mr. Goodman, Ms. Fabricant and Mr. Silny, respectively, the Board established minimum, midpoint and maximum percentages of base salary under the Program for fiscal 2009, as set forth below. The percentages of base salary under the Program for fiscal 2009 reflected below for Mr. Wong and Ms. Tillett include an upward adjustment by five percentage points in recognition of Mr. Wong’s and Ms. Tillett’s service as our Chief Operating Officer and our Executive Vice President, Store Operations, respectively, during the portion of fiscal 2008 following their promotions.

	Percentage of Base Salary
Name	Minimum	Midpoint	Maximum
John D. Goodman	50%	100%	150%
Emilia Fabricant	50%	75%	100%
Frederick G. Silny	35%	60%	100%
Edward Wong	40%	65%	105%
Sandra Tillett	30%	55%	85%

Equity Compensation. We provide equity compensation to our executive officers in the form of stock options, restricted stock, restricted stock units and performance share units. We use equity compensation to align the goals of our executive officers with the goals of our stockholders to create and enhance long-term stockholder value. As the exercise price per share of options we grant to our executive officers is equal to the NASDAQ closing price of our common stock on the date of grant, the options will only produce value if the price of our stock appreciates. Similarly, restricted stock, restricted stock units and performance share units increase in value as the price of our stock appreciates and in some cases are subject to the achievement of performance goals. The dependence of our equity awards on appreciating stock value and performance goals directly links the interests of our executive officers with those of stockholders.

Pursuant to the Program, the Black-Scholes value of each incumbent executive officer’s total equity compensation for each fiscal year is approximately equal to a percentage of such executive officer’s base salary for that fiscal year. This percentage is referred to as the Target Value and is approved by the Board or the Compensation Committee on an annual basis prior to the beginning of such fiscal year. While the Program establishes guidelines for Target Values in the form of a minimum, midpoint and maximum percentages of cash salary for each executive officer, the actual Target Value for each executive officer is determined by the Board or the Compensation Committee, in their sole discretion, and may vary from the guidelines based on prior years’ corporate and individual performance.

For each fiscal year, the equity compensation component is divided into three elements as follows:

•

30% of the Target Value is in the form of a non-qualified stock option approved prior to, and effective as of, the first business day of the fiscal year, subject to vesting in equal annual installments over a three-year period from the date of grant and expiring ten years from the effective date of grant;

•

30% of the Target Value is in the form of time-based restricted stock grants approved prior to, and effective as of, the first business day of the fiscal year and subject to vesting in equal annual installments over a three-year period from the date of grant; and

•	40% of the Target Value is in the form of performance-based restricted stock grants with the following award criteria:

Three-Year Total Stockholder Return, Charlotte Russe v. Peer Group (1)	Percentage Vested at Third Anniversary of the Date of Grant (2)
Less than the 25th Percentile	0%
25th Percentile	33 1/3%
50th Percentile	66 2/3%
75th Percentile or Greater	100%

(1)	The Three-Year Total Stockholder Return for any three consecutive fiscal years is defined as the change in market valuation from the first day of the first such fiscal year through the last day of the third such fiscal year, as determined in good faith by the Board or the Compensation Committee. For example, for fiscal 2008, the Three-Year Total Stockholder Return is measured from the first day of fiscal 2008 through the last day of fiscal 2010. For each fiscal year, Three-Year Total Stockholder Returns shall be calculated for each member of the applicable peer group and Charlotte Russe will be given a percentile ranking.
(2)	Percentage vested for Three-Year Total Stockholder Returns between the 25th and 75th percentile will be calculated on a linear scale from 33 1/3% to 100%.

Mr. Wong was the only executive officer with us as of the end of fiscal 2008 that participated in the equity compensation component of the Program during fiscal 2008, and the guidelines for determining the Target Value for his total equity compensation that were applicable in fiscal 2008 are set forth below. Ms. Tillett was promoted to an executive officer in August 2008, and began participating in the equity compensation component of the Program in fiscal 2009. As mentioned above, although Mr. Mogil was one of our named executive officers for fiscal 2008, he was not a participant in the Program. His compensation is detailed in the Summary Compensation Table.

	Percentage of Base Salary
Name	Minimum	Midpoint	Maximum
Edward Wong	50%	75%	125%

Equity grants made during fiscal 2008 to our named executives, pursuant to the Program and otherwise, are reflected in the Grants of Plan-Based Awards Table, and outstanding equity awards held by our named executive officers as of September 27, 2008 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table.

In August 2008, in connection with the promotions of Mr. Wong and Ms. Tillett, we revised the guidelines for determining the Target Value for the following executive officers’ total equity compensation that are applicable in fiscal 2009. The percentages of base salary under the Program for fiscal 2009 reflected below include an upward adjustment by 10 percentage points in recognition of Mr. Wong’s and Ms. Tillett’s service as our Chief Operating Officer and our Executive Vice President, Store Operations, respectively, during the portion of fiscal 2008 following their promotions.

	Percentage of Base Salary
Name	Minimum	Midpoint	Maximum
Edward Wong	75%	110%	160%
Sandra Tillett	60%	85%	135%

Pursuant to the Program, in September 2008, the Board, based on the recommendation of the Compensation Committee, approved fiscal 2009 stock option grants (with an exercise price of $10.55 per share), time-based restricted stock grants and performance-based restricted stock grants, effective as of September 29, 2008, to the named executive officers as follows.

Named Executive Officer	Title	Stock Options (#)	Time-Based Restricted Stock Grant (#)	Performance- Based Rest. Stock Grant (#)
Edward Wong	Chief Operating Officer	38,000	15,500	21,000
Sandra Tillett	Executive Vice President, Store Operations	20,000	8,500	11,500

In November 2008, in connection with his hire as our Chief Executive Officer, Mr. Goodman received a non-qualified stock option to purchase 200,000 shares of our common stock and restricted stock units covering 91,000 shares of our common stock. The exercise price per share of the stock option was $8.15. The shares subject to the stock option and restricted stock units vest in equal yearly installments over a three-year period following the date of grant and the stock option expires 10 years from the date of grant. In addition, Mr. Goodman received performance share units covering 53,500 shares of our common stock. Contingent on the satisfaction of performance goals established by our Compensation Committee and developed with Mr. Goodman’s input, and with a performance period of fiscal 2009, the shares subject to the performance share units vest in equal yearly installments over a four-year period following the date of commencement of Mr. Goodman’s employment.

In November 2008, in connection with her hire as our President and Chief Merchandising Officer, Ms. Fabricant received an incentive stock option to purchase 128,500 shares of our common stock and restricted stock units covering 46,000 shares of our common stock. The exercise price per share of the stock option is $8.15. The shares subject to the stock option and restricted stock units vest in equal yearly installments over a three-year period following the date of grant and the stock option expires 10 years from the date of grant.

In November 2008, in connection with his hire as our Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, Mr. Silny received a non-qualified stock option to purchase 173,500 shares of our common stock at an exercise price per share of $6.45. The shares subject to the stock option vest in equal yearly installments over a three-year period following the date of grant and the stock option expires 10 years from the date of grant.

Mr. Goodman, Ms. Fabricant and Mr. Silny will not be participating in the equity compensation component of the Program in fiscal 2009 due to their receipt of the new hire equity awards described above.

Other Benefits

Severance and Change in Control Payments. We have entered into employment agreements containing severance and change in control benefits with certain of our executive officers, the terms of which are described under the headings “Employment and Change in Control Agreements” and “Potential Payments Upon Termination or Change in Control”. We believe these severance and change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.

Employee Stock Purchase Plan. We have adopted an Employee Stock Purchase Plan, or the Purchase Plan, that allows all eligible employees to purchase shares of our common stock at the lower of: (i) 85% of the fair market value on the first day of a six month offering period; or (ii) 85% of the fair market value on the last date of such six-month purchase period, with the objective of allowing employees to profit when the value of our common stock increases over time.

Other Benefits. We provide benefits such as an opportunity to participate in our 401(k) savings/retirement plan, medical, dental and life insurance and disability coverage to all our employees, including our executive officers. We also provide personal paid time off and other paid holidays to all employees, including our executive officers, which are comparable to those provided at similar companies.

Section 162(m) Compliance

Section 162(m) of the Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our named executive officers unless such compensation is treated as “performance-based compensation” within the meaning of the Code. The Compensation Committee considers the anticipated tax treatment to Charlotte Russe and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend on the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that, other than in connection with the Performance Plan and the 2009 Plan to the extent it is approved by our stockholders, it will not necessarily seek to limit executive compensation to that deductible under Section 162(m). The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of Charlotte Russe and its stockholders.

Summary Compensation Table (1)

The following table sets forth in summary form information concerning the compensation during the fiscal years 2008 and 2007 that we paid to, or was earned by, our Interim Chief Executive Officer and Chief Financial Officer, each of our other two most highly compensated executive officers earning greater than $100,000 during the fiscal year ended September 27, 2008 and four former executive officers who retired or resigned during the fiscal year. We refer to these officers in this proxy statement as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	All Other Compensation ($)	Total ($)
Leonard H. Mogil (6)	2008	188,950	—	124,632	98,302	140,036	551,920
Former Interim Chief Executive Officer and Chief Financial Officer

Edward Wong (7)	2008	372,096	128,750	50,367	206,142	8,721	766,076
Chief Operating Officer	2007	313,462	—	—	259,690	4,058	577,210

Sandra Tillett (8)	2008	113,269	60,000	—	9,990	15,325	198,584
Executive Vice President, Store Operations

Mark A. Hoffman (9)	2008	871,057	—	160,776	560,784	57,384	1,650,001
Former President and Chief Executive Officer	2007	697,565	—	—	700,791	60,185	1,458,541

Patricia K. Johnson (10)	2008	376,987	—	—	416,814	2,003	795,804
Former Executive Vice President, Chief Financial Officer and Treasurer	2007	130,769	100,000	—	140,639	—	371,408

Patricia A. Shields (11)	2008	390,953	—	—	215,924	2,768	609,645
Former Executive Vice President, General Merchandise Manager	2007	336,539	—	—	265,086	92,898	694,523

Bernard Zeichner (12)	2008	69,423	—	42,750	43,315	51,658	207,146
Former Chairman of the Board	2007	90,385	—	—	84,416	72,444	247,245

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a named executive officer which do not exceed $10,000 in the aggregate.
(2)	The amounts shown represent base salaries earned during the applicable fiscal year. Please note that some employees may not have been employed for the entire year, therefore, the salary amount shown in this column only represents the base salary that was paid during the time the employee was employed during the year.
(3)	The amounts shown represent discretionary bonuses earned during the applicable fiscal year.
(4)	The amounts shown are the compensation costs recognized by us in the applicable fiscal year related to awards of restricted stock made during the applicable fiscal year and in prior fiscal years that continued to vest during the applicable fiscal year, as prescribed under SFAS No. 123R. For a discussion of valuation assumptions, see Note 3, “Stock-Based Compensation,” to our Notes to Financial Statements included in the Form 10-K. Please refer to the “Compensation Discussion and Analysis” for further details regarding equity incentive compensation for our executive officers.
(5)

The amounts shown are the compensation costs recognized by us in the applicable fiscal year related to awards of stock options made during the applicable fiscal year and in prior fiscal years that continued to vest during the applicable fiscal year, as prescribed under SFAS No. 123R. For a discussion of valuation assumptions, see Note 3, “Stock-Based Compensation,” to our Notes to Financial Statements included in the Form 10-K. Please refer to the “Compensation Discussion and Analysis” for further details regarding equity incentive compensation for our executive officers.

(6)	Mr. Mogil was appointed as our Interim Chief Executive Officer in July 2008 and as our Interim Chief Financial Officer in August 2008 and ceased serving in those capacities in November 2008 concurrently with the hire of Mr. Goodman as our Chief Executive Officer and Mr. Silny as our Chief Financial Officer. Prior to his appointments as our Interim Chief Executive Officer and Chief Financial Officer, Mr. Mogil served as a non-employee director and received compensation during fiscal 2008 for such service. Salary amounts include $68,950 in non-employee director fees paid to Mr. Mogil during fiscal 2008, stock awards include $42,750 in compensation costs attributable to non-employee director restricted stock awards and option awards include $22,199 in compensation costs attributable to non-employee director stock option grants. All other compensation amounts for fiscal 2008 represent (i) automobile allowance of $6,875, (ii) relocation and housing allowance of $38,549 and (iii) reimbursement for personal income tax impact of these and other items of $94,612.
(7)	Mr. Wong was promoted to our Chief Operating Officer in August 2008. Bonus amounts represent a $40,000 promotion bonus and a guaranteed annual incentive bonus of $88,750 paid pursuant to the Program. All other compensation amounts for fiscal 2007 represent contributions made by us on behalf of Mr. Wong to our 401(k) Plan and other compensation of $4,058. All other compensation amounts for fiscal 2008 represent (i) reimbursement of legal fees of $5,000 and (ii) contributions made by us on behalf of Mr. Wong to our 401(k) Plan of $3,721.
(8)	Ms. Tillett joined us in May 2008 as our Senior Vice President, Store Operations and was promoted to our Executive Vice President, Store Operations in August 2008. Bonus amounts represent a guaranteed annual incentive bonus of $60,000 paid pursuant to the Program. All other compensation amounts for fiscal 2008 represent a lease buyout of her previous residence of $15,325.
(9)	Mr. Hoffman retired in July 2008. All other compensation amounts for fiscal 2007 represent (i) life insurance premium reimbursement of $25,000, (ii) automobile allowance of $15,000, (iii) reimbursement for personal income tax impact of these items of $17,372 and (iv) contributions made by us on behalf of Mr. Hoffman to our 401(k) Plan of $2,813. All other compensation amounts for fiscal 2008 represent (i) life insurance premium reimbursement of $25,000, (ii) automobile allowance of $12,692, (iii) reimbursement for personal income tax impact of these items of $17,372 and (iv) contributions made by us on behalf of Mr. Hoffman to our 401(k) Plan of $2,320.
(10)	Ms. Johnson resigned in August 2008. All other compensation amounts for fiscal 2008 represent contributions made by us on behalf of Ms. Johnson to our 401(k) Plan of $2,003.
(11)	Ms. Shields resigned in August 2008. All other compensation amounts for fiscal 2007 represent (i) relocation costs of $62,411, (ii) reimbursement for the personal income tax impact of that item of $26,747, and (iii) contributions made by us on behalf of Ms. Shields to our 401(k) Plan and other items of $3,740. All other compensation amounts for fiscal 2008 represent contributions made by us on behalf of Ms. Shields to our 401(k) Plan of $2,768.
(12)	Mr. Zeichner retired in June 2008. All other compensation amounts for fiscal 2007 amounts represent (i) life insurance premium reimbursement of $23,942, (ii) value of an automobile leased by us for Mr. Zeichner’s use of $22,761, (iii) reimbursement for personal income tax impact of these items of $24,837 and (iv) contributions made by us on behalf of Mr. Zeichner to our 401(k) Plan of $904. All other compensation amounts for fiscal 2008 amounts represent (i) life insurance premium reimbursement of $23,942, (ii) automobile allowance of $10,385, (iii) reimbursement for personal income tax impact of these items of $16,637 and (iv) contributions made by us on behalf of Mr. Zeichner to our 401(k) Plan of $694.

Employment and Change in Control Agreements

In July 2008, Mr. Hoffman retired as our President and Chief Executive Officer and a director. In connection with his retirement, we entered into a severance agreement and release with Mr. Hoffman that provided for continuation of his base salary at the time of retirement for one year following his separation, subject to delays required to avoid negative tax consequences under Section 409A of the Code. Mr. Hoffman also received a one-time lump sum cash payment of $186,875 and was reimbursed up to $18,000 in cash for professional fees incurred by Mr. Hoffman in connection with the severance agreement. In addition, Mr. Hoffman was entitled to receive medical insurance coverage commensurate with that provided under our previous Retirement Benefit Program, a copy of which was filed with our Annual Report on Form 10-K for the fiscal year ended September 29, 2007, subject to set off against medical coverage provided by future employers. Vesting of stock options to purchase 33,667 shares of our common stock held by Mr. Hoffman was accelerated in full and the exercisability of Mr. Hoffman’s vested stock options was extended through March 16, 2009. Vesting was also accelerated in full with respect to 6,000 shares of restricted stock held by Mr. Hoffman.

In connection with Mr. Hoffman’s retirement, Mr. Mogil was appointed as our Interim Chief Executive Officer and we entered into an employment agreement with Mr. Mogil in July 2008. Mr. Mogil’s employment agreement provided for an annual base salary of $780,000. In connection with his appointment, Mr. Mogil received stock options to purchase 87,500 shares of our common stock at an exercise price of $13.46 (the NASDAQ closing price of our common stock on the date of grant), vesting monthly in equal installments over a 12-month period and exercisable following termination of employment for the longer of (i) three months and (ii) the period that Mr. Mogil continues to serve as a director and the applicable period following cessation as a director as applies to the grant of options to non-employee directors. Mr. Mogil also received restricted stock covering 36,500 shares of our common stock and vesting monthly in equal installments over a 12-month period. Upon termination by us without cause before the six-month anniversary of Mr. Mogil’s start date and subject to release of claims, Mr. Mogil was entitled to receive (i) salary per the employment agreement, at regular pay cycle intervals, through the six-month anniversary of the start date; (ii) accelerated vesting of that portion of the stock options described above that would have vested as of the end of the six-month anniversary of the start date; and (iii) accelerated vesting of that portion of shares of restricted stock described above that would have vested as of the end of the six-month anniversary of the start date. Mr. Mogil was also entitled to benefits, including a housing allowance, car allowance and travel expenses, in addition to certain tax equalization payments (on a grossed-up basis). In August 2008, in connection with the resignations of Ms. Johnson and Ms. Shields, Mr. Mogil was also appointed as our Interim Chief Financial Officer, but did not receive any additional compensation in connection with such appointment.

In August 2008 in connection with his promotion to our Chief Operating Officer, we amended Mr. Wong’s employment agreement to reflect his new title, increase his annual base salary to $500,000 and provide for an immediate cash bonus of $40,000 to be paid to Mr. Wong, and for additional cash bonuses of $75,000 to be paid to Mr. Wong on November 30, 2008 and July 31, 2009, subject to Mr. Wong being employed by us on such dates. Mr. Wong’s agreement further provides that, upon termination by us without cause, we will continue to pay his base salary for a period of 12 months following such termination, subject to any required delays pursuant to Section 409A of the Code, provided certain conditions are met and subject to reduction due to interim earnings during the severance period or cessation in the event of obtaining new employment of equal or higher compensation prior to the end of the severance period.

In September 2008 in connection with her promotion to our Executive Vice President, Store Operations, we amended and restated Ms. Tillett’s employment agreement to provide for an annual base salary of $350,000 and clarify Ms. Tillett’s participation in the Program for fiscal 2008 with respect to cash incentive bonuses and her guaranteed minimum bonus under the Program for fiscal 2008 of $60,000. Ms. Tillett is also entitled to reimbursement of relocation expenses of up to $25,000 and previously received a payment of $15,325 relating to a lease buyout of her previous residence. Ms. Tillett’s agreement also provides that, upon termination by us without cause, we will continue to pay her base salary for a period of 12 months following such termination, subject to any required delays pursuant to Section 409A of the Code, provided certain conditions are met and subject to reduction due to interim earnings during the severance period or cessation in the event of obtaining new employment of equal or higher compensation prior to the end of the severance period.

In November 2008, we appointed Mr. Goodman as our Chief Executive Officer, Ms. Fabricant as our President and Chief Merchandising Officer and Mr. Silny as our Executive Vice President, Chief Financial

Officer, Treasurer and Corporate Secretary. In connection with their hire, we entered into offer letters with Mr. Goodman, Ms. Fabricant and Mr. Silny that provide for annual base salaries of $900,000, $600,000 and $400,000, respectively, which may not be decreased, except for decreases in base salary consistent with decreases applicable to all of our executive officers that occur after fiscal year 2009. Mr. Goodman, Ms. Fabricant and Mr. Silny also received signing bonuses of $285,000, $210,000 and $160,000, respectively, which vest monthly during the 12 months following commencement of employment and are subject to repayment of any unvested portion if the executive officer is terminated for cause or terminates his or her employment without good reason. The offer letters also provide for the executive officers to participate in the Program for fiscal 2009 with respect to cash incentive bonuses, which currently provides for annual cash incentive bonus targets for Mr. Goodman, Ms. Fabricant and Mr. Silny as follows: 50%, 100% and 150%; 50%, 75% and 100%; and 35%, 60% and 100%, respectively (as a minimum, midpoint and maximum percentage of annual base salary). Each executive officer will also be reimbursed for moving-related expenses (and eligible to receive an additional tax gross-up payment to the extent such reimbursement is taxable), subject to a $100,000 limitation in the case of Mr. Silny. If any of the executive officers’ employment is terminated without cause, or the executive officer terminates employment for good reason, the executive officer is entitled to (i) 24 months (12 months in the case of Mr. Silny) of continued payment of his or her annual base salary in effect at the time of termination, (ii) a pro-rated bonus for the fiscal year in which the termination occurs equal to the bonus that would have been paid had the executive officer remained employed through the time such bonus is paid out, multiplied by a fraction equal to the number of days elapsed since the commencement of the applicable fiscal year (as of the date of termination) divided by 360, and all the earned, but unpaid bonuses with respect to the fiscal years preceding the fiscal year of termination, (iii) an extension of the post termination exercise period for vested stock options to six months and (iv) the provision of continued health insurance benefits for 24 months (12 months in the case of Mr. Silny) post termination, in each case provided certain conditions are met and subject to reduction due to interim earnings during the severance period or cessation in the event of obtaining new employment of equal or higher compensation prior to the end of the severance period. Commencing in fiscal 2010, Mr. Goodman, Ms. Fabricant and Mr. Silny will be eligible to participate in the Program with respect to equity awards. The shares of our common stock subject to the awards granted to Mr. Goodman, Ms. Fabricant and Mr. Silny and described in “Compensation Discussion and Analysis” will immediately vest and become fully exercisable upon a change of control, provided that, in the case of the performance share units granted to Mr. Goodman, the applicable performance goals have been met.

Mr. Mogil ceased serving as our Interim Chief Financial Officer concurrent with Mr. Silny’s commencement of employment and ceased serving as our Interim Chief Executive Officer concurrent with Mr. Goodman’s commencement of employment. In connection with his cessation of such service, Mr. Mogil received the severance benefits described above and the Board approved continued payment of his housing allowance, car allowance and travel expenses, including applicable tax gross-ups, on the terms provided in his employment agreement through the six-month anniversary of his start date.

Potential Payments Upon Termination or Change in Control

The following table sets forth potential payments to our named executive officers upon various termination or change in control events assuming such events occurred as of September 27, 2008.

Name	Benefit	Termination Without Cause (1)(2)(3) ($)	Change in Control (4)(5) ($)
Leonard H. Mogil	Cash Severance	260,000	—
	Vesting Acceleration	245,645	347,970
Edward Wong	Cash Severance	500,000	—
	Vesting Acceleration	—	137,280
Sandra Tillett	Cash Severance	350,000	—
	Vesting Acceleration	—	—

(1)	The amounts reflected as cash severance would be paid over a 12-month period, except that Mr. Mogil would have been paid over the remainder of the six-month period since his hire date.
(2)	Amounts shown for option awards represent the value of unvested options that would have accelerated on September 27, 2008 in connection with a termination without cause based on the difference between the market value of our common stock on that date and the exercise price of the respective options.
(3)	Amounts shown for restricted stock awards represent the value of unvested restricted stock that would have accelerated on September 27, 2008 in connection with termination without cause based on the market value of our common stock on that date.
(4)	Amounts shown for option awards represent the value of unvested options that would have accelerated on September 27, 2008 in connection with a change in control based on the difference between the market value of our common stock on that date and the exercise price of the respective options.
(5)	Amounts shown for restricted stock awards represent the value of unvested restricted stock that would have accelerated on September 27, 2008 in connection with a change in control based on the market value of our common stock on that date.

Grants of Plan Based Awards

We grant equity awards to our executive officers under the 1999 Plan. In the event the stockholders approve the 2009 Plan, equity awards to our executive officers will be granted pursuant to the 2009 Plan in the future. As of February 20, 2009, options to purchase a total of 1,615,717 shares were outstanding under the 1999 Plan and a preceding plan, restricted stock covering a total of 107,750 shares was outstanding under the 1999 Plan, restricted stock units covering a total of 137,000 shares were outstanding and a total of 191,192 shares remained available for grant under the 1999 Plan. All stock options granted to our executive officers prior to fiscal 2008 are NSOs, however, Ms. Fabricant received incentive stock options in fiscal 2009. Generally, for fiscal 2007 and prior, the shares subject to options granted to our executive officers vest in equal yearly installments over a five-year period following the date of grant. For fiscal 2008 and thereafter, shares subject to options and restricted stock granted to our executive officers generally vest in accordance with the Program, which is discussed in detail in “Compensation Discussion and Analysis,” and shares subject to restricted stock units and performance share units granted to our executive officers generally vest in equal yearly installments over a three-year period and upon the accomplishment of specified performance goals, respectively. Options expire ten years from the date of grant. The exercise price per share of each option granted to our executive officers was equal to the fair market value of our common stock on the date of the grant. Pursuant to the 1999 Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Stock Market on the date of the grant.

The following table provides information related to grants of plan-based awards to the named executive officers during the fiscal year ended September 27, 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Maximum (#)
Leonard H. Mogil	02/13/08	—	—	—	—	—	3,000	6,500	19.00	92,792
	07/21/08	—	—	—	—	—	36,500	87,500	13.46	899,784
Edward Wong	10/01/07	88,750	177,500	284,000	1,750	7,000	12,000	5,000	15.40	142,858
Sandra Tillett	06/02/08	60,000	90,000	135,000	—	—	—	10,000	17.80	54,867
Mark A. Hoffman	10/01/07	367,500	551,250	735,000	6,000	24,000	18,000	41,000	15.40	502,214
Patricia K. Johnson	10/01/07	101,250	202,500	324,000	2,000	8,000	6,000	13,500	15.40	166,490
Patricia A. Shields	10/01/07	101,250	202,500	324,000	2,000	8,000	6,000	13,500	15.40	166,490
Bernard Zeichner	02/13/08	—	—	—	—	—	3,000	6,500	19.00	93,791

(1)	The amounts represent the threshold, target and maximum annual incentive payments under the Program for fiscal 2008. The actual amount earned, if any, is disclosed in the “Summary Compensation Table.”
(2)	The amounts represent the threshold and maximum number of shares subject to performance-based restricted stock grants under the Program for fiscal 2008 that will vest upon satisfaction of performance goals.
(3)	This column sets forth the full grant date fair value of each stock and option award granted in fiscal 2008 that is reported in the table, as calculated under SFAS No. 123R. For a discussion of valuation assumptions, see Note 3, “Stock-Based Compensation,” to our Notes to Financial Statements included in the Form 10-K.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding all outstanding equity awards held by each of the named executive officers as of September 27, 2008.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Pay Out Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leonard H. Mogil	8/1/01	10,000	—	22.10	8/1/11	—	—	—	—
	2/14/07	7,700	—	29.75	2/14/17	—	—	—	—
	2/13/08	—	6,500	19.00	2/13/18	—	—	—	—
	7/21/08	14,583	72,919	13.46	7/21/18	—	—	—	—
Edward Wong	12/11/03	—	2,000	14.10	12/11/13	—	—	—	—
	2/4/05	—	6,000	10.57	2/4/15	—	—	—	—
	8/9/05	12,000	8,000	14.35	8/9/15	—	—	—	—
	8/9/06	20,000	30,000	25.57	8/9/16	—	—	—	—
	10/1/07	—	12,000	15.40	10/1/17	5,000	57,200	7,000	80,080
Sandra Tillett	6/2/08	—	10,000	17.80	6/2/18	—	—	—	—
Mark A. Hoffman	9/26/02	4,000	—	10.18	3/16/09	—	—	—	—
	7/9/03	60,000	—	11.38	3/16/09	—	—	—	—
	8/9/05	40,000	40,000	14.35	3/16/09	—	—	—	—
	9/21/06	20,000	—	25.89	3/16/09	—	—	—	—
	10/1/07	13,667	—	25.89	3/16/09	—	—	—	—
Patricia K. Johnson	6/1/07	16,000	—	28.52	11/14/08	—	—	—	—
Patricia A. Shields	8/22/05	3,000	—	13.40	11/14/08	—	—	—	—
	8/9/06	24,000	—	25.57	11/14/08	—	—	—	—
Bernard Zeichner	—	—	—	—	—	—	—	—	—

(1)	Each of the option awards issued prior to fiscal 2008 vest in equal yearly installments over five years from the date of grant. Option awards issued during fiscal 2008 and in subsequent years vest in equal yearly installments over three years from the date of the grant.
(2)	Restricted stock awards issued during fiscal 2008 and in subsequent years vest in equal yearly installments over three years from the date of the grant, except for performance-based restricted stock, which vests at the end of the three-year period covered by the performance criteria.

Option Exercises and Stock Vested

The following table provides information regarding the number of shares of our common stock acquired and the value realized pursuant to the exercise of stock options and the vesting of restricted stock during fiscal 2008 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Leonard H. Mogil	—	—	6,083	71,445
Edward Wong	13,000	101,123	—	—
Sandra Tillett	—	—	—	—
Mark A. Hoffman	—	—	6,000	80,760
Patricia K. Johnson	—	—	—	—
Patricia A. Shields	—	—	—	—
Bernard Zeichner	—	—	—	—

(1)	The value realized is equal to the difference between the option price and the closing price of our common stock on the date of the exercise, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.
(2)	The value realized is equal to the number of shares of common stock that have vested multiplied by the closing price of our common stock on the date of vesting, without taking into account any taxes that may be payable in connection with the vesting.

Pension, Deferred Compensation and Long-Term Incentive Plans

We have no pension plans, nonqualified deferred compensation plans or long-term incentive plans.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions.

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC rules and NASDAQ listing standards. A related party transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which Charlotte Russe is a participant and in which any of the following persons has or will have a direct or indirect interest: any executive officer, director, or more than 5% stockholder of Charlotte Russe, including any of their immediate family members, and any entity owned or controlled by such persons.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics and Code of Ethics for Financial Employees. Under our Code of Business Conduct and Ethics and Code of Ethics for Financial Employees, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

CERTAIN TRANSACTIONS

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Charlotte Russe will be “householding” our proxy materials, including the Notice. A single Notice and, if applicable, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, bank or other agent, and direct a written request to Charlotte Russe Holding, Inc., 4645 Morena Boulevard, San Diego, California 92117, Attn: Corporate Secretary, or contact Mr. Silny at (858) 587-1500. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

SOLICITATION OF PROXIES

We will bear the cost of our proxy solicitation. We have retained MacKenzie, a professional proxy solicitation firm, at an estimated cost of $75,000, plus reimbursement of expenses, to assist us in soliciting proxies from brokers, nominees, institutions and individuals. MacKenzie expects that approximately 40 of its employees will assist in the solicitation. We may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation by the persons identified as “participants” on Appendix B to this proxy statement. No additional compensation will be paid to directors, officers or other regular employees for such services. Our expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of our regular employees and officers) are currently expected to be approximately $             in the aggregate, of which approximately $             has been spent to date.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Frederick G. Silny

Corporate Secretary

San Diego, California

March 19, 2009

A copy of our Annual Report on Form 10-K for the fiscal year ended September 27, 2008, as amended on January 26, 2009, filed with the SEC is available without charge upon written request to: Charlotte Russe Holding, Inc., 4645 Morena Boulevard, San Diego, California 92117, Attn: Corporate Secretary.

Appendix A

CHARLOTTE RUSSE HOLDING, INC.

2009 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: DECEMBER 15, 2008

AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 19, 2009

APPROVED BY THE STOCKHOLDERS: [APRIL 28], 2009

TERMINATION DATE: DECEMBER 14, 2018

1.	GENERAL.

(a) Successor and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Charlotte Russe Holding, Inc. 1999 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan as of the Effective Date (the “Prior Plan Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan; provided, however, any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the exercisability or vesting of any Award may only be accelerated in the event of death, Disability, Change in Control or retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines).

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board; provided, however, that all Awards to Non-Employee Directors must be granted by a Committee comprised solely of Outside Directors. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Notwithstanding the foregoing, the Board or Committee shall have the authority, without the approval of the Company’s stockholders, to cancel outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for a nominal cash payment of consideration as necessary to effect a cancellation of the Award.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed [                    ]1 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plan Available Reserve, (ii) an additional 2,575,000 new shares, plus (iii) an additional number of shares in an amount not to exceed [                    ]1 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the Share Reserve in this Section 3(a) is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Marketplace Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award have been issued

[1]	Number to be calculated and inserted once known (upon the 2009 annual meeting date).

or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) 1.35 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as 1.35 shares against the number of shares available for issuance under the Plan pursuant to Section 3(b) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.35 shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be twice the number of shares of Common Stock in the Share Reserve.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options,

Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than 500,000 shares of Common Stock.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such awards are Incentive Stock Options). Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. In the event that the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the

Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines) any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 500,000 shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $2,500,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any applicable guidance that may be issued or amended after the Effective Date.

(k) Minimum Vesting. After the Effective Date of the Plan, except for Awards granted to Non-Employee Directors as non-discretionary initial or annual grants, generally (i) no Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award that vests on the basis of the Participant’s Continuous Service with the Company shall vest at a rate which is any more rapid than ratably over a three-year period and (ii) no Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award that vests based on the satisfaction of Performance Goals shall provide for a Performance Period of less than 12 months. Notwithstanding the foregoing, the vesting of a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award may accelerate (or may be accelerated by the Board or Committee) in the event of the Participant’s death or Disability, upon a Corporate Transaction in which such Stock Award is not assumed or continued, upon a Change in Control, or upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement). Notwithstanding the foregoing, Stock Awards granted after the Effective Date that do not meet these vesting guidelines shall be limited to 10% of the total number of shares reserved for issuance under the Plan.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the

Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards, portions thereof, or with respect to all Participants. Notwithstanding the foregoing, stock awards granted under the Prior Plan may provide for different treatment upon a Corporate Transaction or similar event, and the provisions of the Prior Plan will be controlling.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board pursuant to Section 2(b)(v), the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.   DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s willful breach of duty, gross neglect of duty, gross carelessness or gross misconduct in the performance of such Participant’s duties; (ii) such Participant’s commission of a felony or other crime involving moral turpitude; (iii) such Participant’s commission of any act of dishonesty involving the Company; (iv) such Participant’s unauthorized disclosure of material privileged or confidential information related to the Company or its employees, except as may be compelled by legal process or court order; (v) such Participant’s commission of a willful act or omission which violates material Company policy, procedures, or otherwise constitutes unethical or detrimental business conduct; (vi) such Participant’s alcohol or controlled substance abuse that materially impacts the performance of such Participant’s duties; or (vii) any other willful act or omission which, in the opinion of the Board has, or is reasonably likely to have, a material adverse impact upon the Company or its reputation. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board during any twenty-four (24) month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Charlotte Russe Holding, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2009 provided this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the

Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) total stockholder return goals; (ii) sales targets; (iii) revenue targets; (iv) return on assets; (v) expense and cost reduction goals or improvement in or attainment of expense levels; (vi) earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether on an aggregate or per share basis; (vii) return on equity, investment, capital employed or assets; (viii) inventory levels or turns; (ix) one or more operating ratios, including operating margin, operating income, net operating income and net operating income after tax; (x) market share; (xi) cash flow or operating cash flow; (xii) increase in the trading price of the Company’s stock above the trading price at the time the criteria is established; (xiii) borrowing levels, debt reductions, leverage ratios or credit rating; (xiv) pre-tax profit; (xv) improvement in or attainment of working capital levels; (xvi) economic value added (or an equivalent metric); (xvii) implementation or completion of projects or processes; (xviii) customer satisfaction; (xix) stockholders’ equity; or (xx) any combination of the foregoing.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Charlotte Russe Holding, Inc. 2009 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC regulations, the members of the Board of Directors, the Board of Directors’ nominees and certain of our officers and employees may be deemed to be “participants” with respect to our solicitation of proxies in connection with our 2009 annual meeting of stockholders. Certain information about the persons who may be deemed “participants” is provided below.

Directors and Director Nominees

The names of our directors and director nominees are set forth below. The principal occupations of our directors who may be deemed participants in our solicitation are set forth in this proxy statement under “Election of Directors,” and the business address at which each director carries out such principal occupation is set forth below.

Director	Principal Business Address
Michael J. Blitzer	Portsmouth Partners, LLC 71 Rolling Hill Road Skillman, New Jersey 08558

Paul R. Del Rossi	Northfork Partners, LLC Box 611 937 Beaver Creek Road Big Horn, WY 82833

Emilia Fabricant	Charlotte Russe Holding, Inc. 4645 Morena Boulevard San Diego, California 92117

John D. Goodman	Charlotte Russe Holding, Inc. 4645 Morena Boulevard San Diego, California 92117

Herbert J. Kleinberger	ARC Business Advisors LLC 1230 Avenue of the Americas 7th Floor New York, NY 10020

Leonard H. Mogil	c/o Charlotte Russe Holding, Inc. 4645 Morena Boulevard San Diego, California 92117

Jennifer C. Salopek	ARC Business Advisors LLC 1230 Avenue of the Americas 7th Floor New York, NY 10020

Officers and Employees

The principal occupations of our officers and employees (who are not otherwise directors) who may be deemed “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with us, and the business address of such persons is c/o Charlotte Russe Holding, Inc., 4645 Morena Boulevard, San Diego, California 92117.

Name	Principal Occupation
Frederick G. Silny	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Edward Wong	Chief Operating Officer
Sandra Tillett	Executive Vice President, Store Operations

Information Regarding Ownership of Our Securities by Participants

None of the participants owns any of our common stock of record that they do not also own beneficially. The number of shares of our common stock held by our directors, director nominees and executive officers is set forth in this proxy statement under “Security Ownership of Beneficial Owners and Management.”

Information Regarding Transactions in Our Securities by Participants

The following table sets forth purchases and sales of shares of our securities by the participants listed below during the past two years. Unless otherwise indicated, all transactions were in the open market. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares of Common Stock, Options to Purchase Shares of Common Stock, Purchased or (Disposed of)	Notes
Michael J. Blitzer	July 18, 2007	10,000	Grant of Stock Option with exercise price of $23.50
	February 13, 2008	3,000	Grant of Restricted Stock
	February 13, 2008	6,500	Grant of Stock Option with exercise price of $19.00
Paul R. Del Rossi	February 13, 2008	3,000	Grant of Restricted Stock
	February 13, 2008	6,500	Grant of Stock Option with exercise price of $19.00
Emilia Fabricant	November 12, 2008	46,000	Grant of Restricted Stock
	November 12, 2008	128,500	Grant of Stock Option with exercise price of $8.15
John D. Goodman	November 12, 2008	91,000	Grant of Restricted Stock
	November 12, 2008	200,000	Grant of Stock Option with exercise price of $8.15
	January 14, 2009	53,500	Grant of Restricted Stock
Herbert J. Kleinberger	October 24, 2007	10,000	Grant of Stock Option with exercise price of $14.48
	February 13, 2008	3,000	Grant of Restricted Stock
	February 13, 2008	6,500	Grant of Stock Option with exercise price of $19.00
Leonard H. Mogil	February 13, 2008	3,000	Grant of Restricted Stock
	February 13, 2008	6,500	Grant of Stock Option with exercise price of $19.00
	July 21, 2008	36,500	Grant of Restricted Stock
	July 21, 2008	87,500	Grant of Stock Option with exercise price of $13.46
	November 20, 2008	(18,250)	Forfeiture of Restricted Stock
Jennifer C. Salopek	February 13, 2008	3,000	Grant of Restricted Stock
	February 13, 2008	6,500	Grant of Stock Option with exercise price of $19.00
Frederick G. Silny	November 10, 2008	173,500	Grant of Stock Option with exercise price of $6.45

Name	Date	Number of Shares of Common Stock, Options to Purchase Shares of Common Stock, Purchased or (Disposed of)	Notes
Edward Wong	August 1, 2007	500	Purchase of Common Stock at $17.18
	October 1, 2007	12,000	Grant of Restricted Stock
	October 1, 2007	12,000	Grant of Stock Option with exercise price of $15.40
	February 22, 2008	4,000	Exercise of Stock Option with exercise price of $14.10
	February 22, 2008	9,000	Exercise of Stock Option with exercise price of $10.57
	February 22, 2008	(2,600)	Sale of Common Stock at $19.49
	February 22, 2008	(1,000)	Sale of Common Stock at $19.48
	February 22, 2008	(1,000)	Sale of Common Stock at $19.47
	February 22, 2008	(600)	Sale of Common Stock at $19.46
	February 22, 2008	(200)	Sale of Common Stock at $19.45
	February 22, 2008	(700)	Sale of Common Stock at $19.44
	February 22, 2008	(1,200)	Sale of Common Stock at $19.42
	February 22, 2008	(1,100)	Sale of Common Stock at $19.41
	February 22, 2008	(600)	Sale of Common Stock at $19.40
	February 22, 2008	(4,000)	Sale of Common Stock at $19.39
	September 29, 2008	36,500	Grant of Restricted Stock
	September 29, 2008	38,000	Grant of Stock Option with exercise price of $10.55
Sandra Tillett	September 29, 2008	20,000	Grant of Restricted Stock
	September 29, 2008	20,000	Grant of Stock Option with exercise price of $10.55

Miscellaneous Information Concerning Participants

Except as described in this Appendix B or in this proxy statement, none of the participants nor any of their respective affiliates or associates, referred to together as the Participant Affiliates, (i) directly or indirectly beneficially owns any shares of our common stock or any securities of any subsidiary of ours or (ii) has had any relationship with us in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this proxy statement, neither any participant nor any Participant Affiliate is either a party to any transaction or series of transactions since the beginning of our fiscal 2008, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which Charlotte Russe was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest.

Except as described in this proxy statement, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our 2009 annual meeting of stockholders.

Except as described in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by us or any of our affiliates or any future transactions to which we or any of our affiliates will or may be a party. Except as described in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your

CHARLOTTE RUSSE HOLDING, INC. proxy card in hand when you access the web site and follow the 4645 MORENA BLVD. instructions to obtain your records and to create an electronic SAN DIEGO, CA 92117 voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CHARU1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CHARLOTTE RUSSE HOLDING, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends number(s) of the nominee(s) on the line below. a vote FOR Items 1, 2, and 3. 0 0 0 Vote on Directors

ITEM 1. Election of Directors

Nominees:

01) Michael J. Blitzer 02) Paul R. Del Rossi 03) Emilia Fabricant 04) John D. Goodman 05) Herbert J. Kleinberger 06) Leonard H. Mogil 07) Jennifer C. Salopek

For Against Abstain

Vote on Proposals

ITEM 2. APPROVAL OF THE CHARLOTTE RUSSE HOLDING, INC. 2009 EQUITY INCENTIVE PLAN 0 0 0 ITEM 3. RATIFICATION OF INDEPENDENT AUDITORS 0 0 0

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS

Please indicate if you wish to view meeting materials Yes No electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive 0 0 a proxy card for voting purposes only.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

CHARU2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CHARLOTTE RUSSE HOLDING, INC.

The undersigned hereby appoints John D. Goodman and Frederick G. Silny, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Charlotte Russe Holding, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 28, 2009, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

Comments:

(Continued, and to be marked, dated and signed, on the other side)